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                                                                      Exhibit 21

                          Centennial Technologies, Inc.

                            Schedule of Subsidiaries
                              As of March 31, 1999

  Name of Entity                              Location     % Ownership
  --------------                              --------     -----------
  Centennial Capital Corporation           Massachusetts       100%
  Centennial Technologies International    United Kingdom      100%
  Limited
  Centennial Technologies Canada, Inc.     Canada              100%
  Intelligent Truck Project, Inc.          Massachusetts       100%